Exhibit 99.1

iCAD REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

PowerLook Tomo Detection Version 2.0 Submitted for FDA Approval

Conference call today at 4:30 p.m. ET

NASHUA, N.H. (August 14, 2018) – iCAD, Inc. (NASDAQ: ICAD), a global medical technology company providing innovative cancer detection and therapy solutions, today reported financial results for the three and six months ended June 30, 2018.

Second Quarter 2018 Highlights:

•	Total revenue of $6.2 million, down 4% year-over-year

•	Gross profit of $4.8 million, or 78%

•	GAAP Net Loss of ($1.0) million, or ($0.06) per share

•	Non-GAAP Adjusted EBITDA loss of ($0.3) million

•	Submitted PowerLook Tomo Detection Version 2.0 for FDA approval in May

“We made progress with our strategic plan which is reflected in our overall financial results for the second quarter,” said Ken Ferry, Chief Executive Officer of iCAD, Inc. “After adjusting for discontinued businesses, specifically MRI software and skin subscription, revenues increased eight percent when compared to the second quarter of 2017. In our Detection segment, while product revenues were essentially flat vs. Q2 of 2017, we saw continued momentum with PowerLook Tomo Detection, our first FDA approved A.I. product for the detection of breast cancer on 3D mammograms. Our strategic decision to discontinue offering the subscription service model to customers in our skin brachytherapy business had a positive impact improving our financial performance in the quarter. Also, product sales in the Therapy segment increased $600 thousand, or 110 percent, in the first six months of 2018 as compared to the first half of last year.”

“In May, we submitted Version 2.0 of our PowerLook Tomo Detection software for FDA approval, a significant accomplishment for our Company. Depending on the timing of receipt of FDA approval, we anticipate launching this product commercially in the U.S. in the second half of 2018,” continued Mr. Ferry. “In addition, the first Version 2.0 systems have been installed at key reference centers in Europe, and we are seeing strong customer interest in this region. We have also made significant progress with commercial efforts in the key European countries where we see the greatest potential for V2 sales. Importantly, we believe that the Tomo product platform will be a significant growth driver for iCAD for years to come.”

“Our increased focus on capital sales in the Therapy business had a beneficial impact on margins, cash flow and reduced our cash burn. Our total gross margins increased five basis points and our operating expenses decreased nine percent in the first six months of 2018 versus the corresponding period of last year. In addition, our cash burn decreased to $1.6 million in the first half of 2018, as compared to $4.2 million1 in the first half of 2017,” concluded Mr. Ferry.

Second Quarter 2018 Financial Results

Revenue: Total revenue for the second quarter of 2018 decreased 4% to $6.2 million from $6.4 million in the second quarter of 2017, reflecting a 20% increase in product revenue and a 21% decrease in service and supplies revenue.

In $000’s
	Three months ended June 30,
	2018	2017	$ Change	% Change
Product revenue	$3,194	$2,668	$526	20%
Service and supplies revenue	2,968	3,741	(773)	(21)%

Total Revenue	$6,162	$6,409	$(247)	(4)%

Cancer Detection revenue, which includes revenue from our digital mammography, breast density, and CT CAD platforms, as well as the associated service and supplies revenue, for the second quarter of 2018, decreased $0.2 million, or 6%, to $4.0 million, as compared to $4.2 million in the same period in 2017. The year-over-year Detection results were negatively impacted by the inclusion of $0.1 million in MRI Detection revenue in the second quarter of 2017. The MRI assets were divested in the first quarter of 2017. Excluding MRI revenue in both periods, second quarter 2018 cancer Detection revenues decreased $0.2 million, or 5%, from the second quarter of 2017. Therapy revenue, which includes Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service and supplies revenue, for the second quarter of 2018, was flat at $2.2 million as compared to the corresponding period of 2017, as a result of a 476% increase in Therapy product revenue, and a 29% decrease in service and supplies revenue.

[1]

$4.2 million cash burn for the first half of 2017 excludes the positive impact of one-time cash inflows totaling $3.3 million received in the first quarter of 2017 related to the Sale of the MRI assets ($2.9 million) and a Medical Device Tax Refund ($0.4 million).

During the first quarter of 2018, the Company ceased offering its subscription service model to skin brachytherapy customers. Excluding Xoft skin subscription service revenues in both periods, second quarter 2018 Therapy revenues increased $0.7 million, or 46%, from the second quarter of 2017. Total revenue for the three months ended June 30, 2018, excluding the impact of MRI and Xoft skin subscription service revenues, increased 8% to $6.1 million from $5.6 million in the second quarter of 2017.

In $000’s
	Three months ended June 30,
	2018	2017	$ Change	% Change
Detection revenue
Product revenue	$2,486	$2,545	$(59)	(2)%
Service and supplies revenue	1,504	1,686	(182)	(11)%

Detection Revenue	$3,990	$4,231	$(241)	(6)%

Therapy revenue
Product revenue	$708	$123	$585	476%
Service and supplies revenue	1,464	2,055	(591)	(29)%

Therapy Revenue	$2,172	$2,178	$(6)	(0)%

Total Revenue	$6,162	$6,409	$(247)	(4)%

Gross Profit: Gross profit for the second quarter of 2018 was $4.8 million, or 78% of revenue, compared with $4.5 million, or 70% of revenue, for the second quarter of 2017. The year-over-year increase in gross profit percentage was primarily due to incremental gross profit margin associated with the Company’s exit from the unprofitable Xoft skin subscription service business.

Operating Expenses: Total operating expenses for the second quarter of 2018 decreased $1.4 million to $5.7 million from $7.1 million in the second quarter of 2017. The decrease was due mainly to lower stock compensation and sales and marketing expense.

GAAP Net Loss: Net loss for the second quarter of 2018 was ($1.0) million, or ($0.06) per share, compared with a net loss of ($2.6) million, or ($0.16) per share, for the second quarter of 2017. The $1.6 million year-over-year improvement in net loss was primarily due to incremental gross profit and lower operating expenses.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of ($0.3) million for the second quarter of 2018, compared to a non-GAAP adjusted EBITDA loss of ($0.6) million for the second quarter of 2017. The $0.3 million year-over-year decrease in Non-GAAP Adjusted EBITDA loss was primarily driven by incremental gross profit. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three month periods ended June 30, 2018 and 2017, respectively. Based on the Non-GAAP Adjusted EBITDA results for the second quarter of 2018, the Company met a milestone within its debt agreement with Silicon Valley Bank and elected to defer commencement of the amortization of the term loan principal from September 1, 2018 to March 1, 2019.

Six Months Ended June 30, 2018 Financial Results

Revenue: Total revenue for the first six months of 2018 decreased 5% to $12.5 million from $13.2 million in the same six month period of 2017, reflecting a 7% increase in product revenue and a 15% decrease in service and supplies revenue.

In $000’s
	Six months ended June 30,
	2018	2017	$ Change	% Change
Product revenue	$6,208	$5,799	$409	7%
Service revenue	6,267	7,401	(1,134)	(15)%

Total Revenue	$12,475	$13,200	$(725)	(5)%

Cancer Detection revenue for the first six months of 2018 decreased $0.7 million, or 8%, to $8.0 million, as compared to $8.7 million in the same six month period in 2017. The year-over-year Detection results were negatively impacted by the inclusion of $0.4 million in MRI revenue in the first six months of 2017. Excluding MRI revenue in both periods, cancer Detection revenues in the first six months of 2018 decreased $0.5 million, or 5%, to $7.9 million, from $8.4 million in the same six month period of 2017. Therapy revenue for the first six months of 2018 was flat at $4.5 million as compared to the same six month period of 2017. Excluding the Xoft subscription service revenues in both periods, Therapy revenues increased $0.8 million, or 24%, in the first six months of 2018 as compared to the same six months of 2017. Total revenue for the six months ended June 30, 2018, excluding the impact of MRI and Xoft skin subscription service revenues, increased 3% to $12.0 million from $11.7 million in the same six months of 2017.

In $000’s
	Six months ended June 30,
	2018	2017	$ Change	% Change
Detection revenue
Product revenue	$4,975	$5,212	$(237)	(5)%
Service revenue	3,026	3,508	(482)	(14)%

Detection Revenue	$8,001	$8,720	$(719)	(8)%

Therapy revenue
Product revenue	$1,233	$587	$646	110%
Service revenue	3,241	3,893	(652)	(17)%

Therapy Revenue	$4,474	$4,480	$(6)	(0)%

Total Revenue	$12,475	$13,200	$(725)	(5)%

Gross Profit: Gross profit for the first six months of 2018 was $9.3 million, or 74% of revenue, compared with $9.2 million, or 70% of revenue, for the same six months of 2017. The year-over-year increase in gross profit percentage was primarily due to incremental gross profit margin associated with the Company’s exit from the unprofitable Xoft skin subscription service business.

Operating Expenses: Total operating expenses for the first six months of 2018 increased $1.1 million to $13.4 million from $12.3 million in the same six months of 2017. The increase was due mainly to the $2.5 million gain on the sale of the MRI assets recorded in the prior year quarter. Absent the gain, operating expenses decreased $1.4 million year-over-year due primarily to lower stock compensation and sales and marketing expense which were partially offset by incremental costs associated with our Tomo Detection Version 2.0 study. In May of 2018, the Company submitted Tomo Detection Version 2.0 for FDA approval.

GAAP Net Loss: Net loss for the first six months of 2018 was ($4.3) million, or ($0.26) per share, compared with a net loss of ($3.1) million, or ($0.19) per share, for the same six months of 2017. The $1.2 million year-over-year increase in net loss was primarily due to the $2.5 million gain on the sale of the MRI assets recorded in the prior year period. Excluding the gain, net loss improved by $1.3 million due mainly to lower operating expense which was partially offset by incremental interest expense.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of ($2.7) million for the first six months of 2018, compared to a non-GAAP adjusted EBITDA loss of ($2.1) million for the second quarter of 2017. The $0.6 million year-over-year increase in Non-GAAP Adjusted EBITDA loss was primarily driven by incremental costs associated with our Tomo Detection Version 2.0 study. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the six month periods ended June 30, 2018 and 2017, respectively.

Cash and Cash Equivalents: As of June 30, 2018, the Company had cash and cash equivalents of $7.8 million, compared with $9.4 million as of December 31, 2017.

Subsequent Event: In August of 2018, the Company amended the terms of its credit facility with Silicon Valley Bank. The amendment modifies the debt covenants, the line of credit, the final payment amount, and some other minor terms.

Conference Call

iCAD management will host a conference and live webcast call today at 4:30 p.m. Eastern Time to discuss the second quarter 2018 financial results and provide a Company update. The dial-in numbers are (888) 394-8218 for domestic callers and (323) 794-2588 for international callers. The conference ID is 1225538. A live webcast of the conference call will be available online at http://public.viavid.com/index.php?id=130346.

A replay of the webcast will remain on the Company’s website until the Company releases its third quarter 2018 financial results. In addition, a telephonic replay of the conference call will be available until August 28, 2018. The replay dial-in numbers are (844) 512-2921 for domestic callers and (412) 317-6671 for international callers. The replay conference ID is 1225538.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, N.H., iCAD is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

For iCAD investor relations:

LifeSci Advisors

Jeremy Feffer

(212) 915-2568

jeremy@lifesciadvisors.com

or

For iCAD media inquiries:

ARPR, LLC

Paul Barren

(855) 300-8209 ext. 126

paul@arpr.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$7,791	$9,387
Trade accounts receivable, net of allowance for doubtful accounts of $138 in 2018 and $107 in 2017	6,331	8,599
Inventory, net	2,101	2,123
Prepaid expenses and other current assets	1,126	1,100

Total current assets	17,349	21,209

Property and equipment, net of accumulated depreciation of $6,067 in 2018 and $5,889 in 2017	458	576
Other assets	53	53
Intangible assets, net of accumulated amortization of $7,615 in 2018 and $7,433 in 2017	1,734	1,931
Goodwill	8,362	8,362

Total Assets	$27,956	$32,131

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$872	$1,362
Accrued and other expenses	3,326	4,475
Notes and lease payable—current portion	652	829
Deferred revenue	6,140	5,404

Total current liabilities	10,990	12,070

Notes payable, long-term portion	5,386	5,119
Lease payable—long-term portion	18	27
Deferred revenue, long-term portion	701	506
Other long-term liabilities	72	119
Deferred tax	2	14

Total Liabilities	17,169	17,855

Stockholders’ Equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 30,000,000 shares; issued 16,853,885 in 2018 and 16,711,752 in 2017; outstanding 16,668,054 in 2018 and 16,525,681 in 2017	169	167
Additional paid-in capital	218,098	217,389
Accumulated deficit	(206,065)	(201,865)
Treasury stock at cost, 185,831 shares in 2018 and 2017	(1,415)	(1,415)

Total Stockholders’ Equity	10,787	14,276

Total Liabilities and Stockholders’ Equity	$27,956	$32,131

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Products	$3,194	$2,668	$6,208	$5,799
Service and supplies	2,968	3,741	6,267	7,401

Total revenue	6,162	6,409	12,475	13,200
Cost of revenue:
Products	537	293	995	713
Service and supplies	739	1,327	1,991	2,711
Amortization and depreciation	102	286	207	584

Total cost of revenue	1,378	1,906	3,193	4,008

Gross profit	4,784	4,503	9,282	9,192

Operating expenses:
Engineering and product development	2,057	2,232	5,396	4,806
Marketing and sales	2,006	2,690	4,172	5,592
General and administrative	1,583	2,089	3,641	4,123
Amortization and depreciation	77	116	160	238
Gain on sale of MRI assets	—	—	—	(2,508)

Total operating expenses	5,723	7,127	13,369	12,251

Loss from operations	(939)	(2,624)	(4,087)	(3,059)
Interest expense	(113)	(10)	(255)	(15)
Other income	29	—	51	—

Other expense, net	(84)	(10)	(204)	(15)
Loss before income tax expense	(1,023)	(2,634)	(4,291)	(3,074)

Tax benefit/(expense)	(4)	3	(17)	(14)

Net loss and comprehensive loss	$(1,027)	$(2,631)	$(4,308)	$(3,088)

Net loss per share:
Basic	$(0.06)	$(0.16)	$(0.26)	$(0.19)

Diluted	$(0.06)	$(0.16)	$(0.26)	$(0.19)

Weighted average number of shares used in computing loss per share:
Basic	16,664	16,310	16,624	16,223

Diluted	16,664	16,310	16,624	16,223

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP Net Loss	$(1,027)	$(2,631)	$(4,308)	$(3,088)
Interest Expense	113	10	255	15
Other income	(29)	—	(51)	—
Stock Compensation	382	1,601	773	2,570
Depreciation	82	271	178	558
Amortization	97	131	189	264
Tax (benefit)/expense	4	(3)	17	14
Severance	17	—	161	—
Gain on sale of MRI assets	—	—	—	(2,508)
Loss on disposal of assets	—	—	12	—
Gain from acquisition settlement	—	—	—	37
Litigation related	24	—	66	—

Non-GAAP Adjusted EBITDA	$(337)	$(621)	$(2,708)	$(2,138)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP Net Loss	$(1,027)	$(2,631)	$(4,308)	$(3,088)
Adjustments to Net Loss:
Gain on sale of MRI assets	—	—	—	(2,508)
Severance	17	—	161	—
Loss on disposal of assets	—	—	12	—
Gain from acquisition settlement	—	—	—	37
Litigation related	24	—	66	—

Non-GAAP Adjusted Net Loss	$(986)	$(2,631)	$(4,069)	$(5,559)

Net Loss per share
GAAP Net Loss per share	$(0.06)	$(0.16)	$(0.26)	$(0.19)
Adjustments to Net Loss (as detailed above)	0.00	—	0.01	(0.15)

Non-GAAP Adjusted Net Loss per share	$(0.06)	$(0.16)	$(0.25)	$(0.34)

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the six months ended June 30,
	2018	2017
Cash flow from operating activities:
Net loss	$(4,308)	$(3,088)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	189	264
Depreciation	178	558
Bad debt provision	101	34
Inventory obsolescence reserve	(7)	44
Stock-based compensation expense	773	2,570
Amortization of debt discount and debt costs	102	(9)
Interest on settlement obligations	—	26
Deferred tax liability	(13)	4
Loss on disposal of assets	12	20
Gain on sale of MRI assets	—	(2,158)
Changes in operating assets and liabilities
Accounts receivable	2,198	(690)
Inventory	30	204
Prepaid and other current assets	91	707
Accounts payable	(490)	(631)
Accrued expenses	(1,209)	(457)
Deferred revenue	890	(648)

Total adjustments	2,845	(162)

Net cash used for operating activities	(1,463)	(3,250)

Cash flow from investing activities:
Additions to patents, technology and other	(4)	(2)
Additions to property and equipment	(60)	(330)
Sale of MRI assets	—	2,850

Net cash (used for) provided by investing activities	(64)	2,518

Cash flow from financing activities:
Stock option exercises	—	30
Taxes paid related to restricted stock issuance	(63)	(122)
Principal payments of capital lease obligations	(6)	(77)

Net cash used for financing activities	(69)	(169)

Decrease in cash and equivalents	(1,596)	(901)
Cash and equivalents, beginning of period	9,387	8,585

Cash and equivalents, end of period	$7,791	$7,684

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on settlement obligations and interest on capital leases, from its non-GAAP Adjusted EBITDA calculation.

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•

Severance relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•

Gain on sale of MRI assets relates to the gain realized on the sale of the MRI assets. The Company excludes this item as it is not considered by management in making operating decisions, and management believes that such items do not have a direct correlation to future business operations.

•

Acquisition related: relates to professional service fees due to acquisitions. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

•

Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.